UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 7, 2007 (February 1, 2007)
TRICO MARINE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-28316 (Commission File Number)	72-1252405 (IRS Employer Identification No.)

2401 Fountainview, Suite 920, Houston, Texas (Address of principal executive offices)	77057 (Zip Code)
(713) 780-9926
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On February 1, 2007, Trico Marine Services, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) under which the Company agreed to sell $125.0 million aggregate principal amount of its 3.00% Senior Convertible Debentures due 2027 (the “Debentures”) to Lehman Brothers Inc., Deutsche Bank Securities Inc. and Jefferies & Company, Inc. (collectively, the “Initial Purchasers”), plus up to an additional $25.0 million of Debentures pursuant to the Initial Purchasers’ option. On February 7, the Company issued $125.0 million of the Debentures.
The Debentures are governed by an indenture, dated as of February 7, 2007 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”).
The Debentures will be exchangeable into cash and, if applicable, shares of the Company’s common stock, par value $.01 per share (“Common Stock”), based on an initial conversion rate of 23.0216 shares of Common Stock per $1,000 principal amount of Debentures (which is equal to an initial conversion price of approximately $43.44 per share), subject to adjustment. If converted, holders will receive cash up to the principal amount, and, if applicable, excess conversion value will be delivered in Common Shares. Holders may convert their Debentures at their option at any time prior to the close of business on the business day immediately preceding the maturity date only under the following circumstances: (1) prior to January 15, 2025, on any date during any fiscal quarter (and only during such fiscal quarter) commencing after March 31, 2007, if the last reported sale price of our common stock is greater than or equal to 125% of the base conversion price of the Debentures for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter; (2) during the five business-day period after any 10 consecutive trading-day period (the “measurement period”) in which the trading price of $1,000 principal amount of Debentures for each trading day in the measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on such trading day; (3) if the Debentures have been called for redemption; or (4) upon the occurrence of specified corporate transactions set forth in the Indenture. Holders may also convert their Debentures at their option at any time beginning on January 15, 2025, and ending at the close of business on the business day immediately preceding the maturity date. The conversion rate will be subject to adjustments in certain circumstances. In addition, following certain corporate transactions that also constitute a fundamental change (as defined in the Indenture), the Company will increase the conversion rate for a holder who elects to convert its Debentures in connection with such corporate transactions in certain circumstances.
The Debentures will bear interest at a rate of 3.00% per year payable semiannually in arrears on January 15 and July 15 of each year beginning July 15, 2007. The Debentures will mature on January 15, 2027, unless earlier converted, redeemed or repurchased.
The Company may not redeem the Debentures before January 15, 2012. On or after January 15, 2012, the Company may redeem for cash all or a portion of the Debentures at a redemption price of 100% of the principal amount of the Debentures to be redeemed plus accrued and unpaid interest to, but not including, the redemption date. In addition, holders may require the Company to purchase all or a portion of their Debentures on each of January 15, 2014, January 15 2017 and January 15, 2022. In addition, if the Company experiences specified types of corporate transactions, holders may require the Company to purchase all or a portion of their Debentures. Any repurchase of the Debentures pursuant to these provisions will be for cash at a price equal to 100% of the principal amount of the Debentures to be purchased plus accrued and unpaid interest to the date of repurchase.
The Debentures are senior unsecured obligations of the Company and rank equally in right of payment to all of the Company’s other existing and future senior indebtedness. The Debentures are effectively subordinated to all of the Company’s existing and future secured indebtedness to the extent of the value of the Company’s assets collateralizing such indebtedness and any liabilities of the Company’s subsidiaries.
The Debentures and shares of the Common Stock, issuable in certain circumstances upon the conversion of the Debentures have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company sold the Debentures to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Debentures to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.

In connection with the sale of the Debentures, the Company entered into a registration rights agreement, dated as of February 7, 2007, with the Initial Purchasers (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company has agreed to (i) file a shelf registration statement with respect to the resale of the Debentures and the Common Stock issuable upon conversion of the Debentures within 90 days after the closing of the offering of the Debentures and (ii) use its reasonable best efforts to cause to become effective within 180 days after the closing of the offering of the Debentures, a shelf registration statement with respect to the resale of the Debentures and the Common Stock issuable upon conversion of the Debentures. The Company will use its reasonable best efforts to keep the shelf registration statement effective until the securities covered by the shelf registration statement (i) have been sold pursuant to the registration statement, (ii) are eligible to be sold under Rule 144(k) under the Securities Act, assuming for this purpose that the holders of such securities are not the Companies affiliates, or (iii) have ceased to be outstanding. The Company will be required to pay liquidated damages, subject to some limitations, to the holders of the Debentures if the Company fails to comply with its obligations to register the Debentures and the Common Stock issuable upon conversion of the Debentures.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On February 7, 2007, the Company issued $125 million aggregate principal amount of its 3.00% Senior Convertible Debentures due 2027, as described above in Item 1.01.
Additional information is contained in Item 1.01 and is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
On February 7, 2007, the Company completed the sale of $125 million of its 3.00% Senior Convertible Debentures. The initial purchaser of the Debentures received an aggregate discount of $4,237,500. The offer and sale of the Debentures to the initial purchasers was not registered under the Securities Act of 1933 in reliance upon the exemption from registration under Section 4(2) of the Securities Act as such transaction did not involve a public offering of securities.
Additional information is contained in Item 1.01 and is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRICO MARINE SERVICES, INC.
By:	/s/ Rishi Varma
Rishi Varma
General Counsel, Secretary and Director of Corporate Governance

Dated: February 7, 2007